UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2007

PETROHAWK ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-25717	86-0876964
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Material Amendment to Material Compensatory Contracts. On September 1, 2007, Petrohawk Energy Corporation (“Petrohawk”) entered into amendments to employment agreements with Floyd C. Wilson, Larry L. Helm, Mark J. Mize, Stephen W. Herod and Richard K. Stoneburner. The amendments were approved by the compensation committee of Petrohawk’s board of directors prior to their execution. The compensation committee determined that the amendments were appropriate and in the best interest of Petrohawk in light of current market trends and peer group comparisons with respect to executive compensation and employment agreements. A brief description of the material amendments to such employment agreements is as follows:

(1)	The amendments added a provision that in the event the executive dies or becomes disabled, all stock options and other incentive awards held by the executive will become fully vested and immediately exercisable and all restrictions on any restricted stock held by the executive will be removed. Prior to the amendments, the employment agreements did not address the effect of death or disability of the executive on vesting of and ability to exercise stock options or vesting of restricted stock;

(2)	The amendments modified the definition of “Good Reason” to include a reduction in the target bonus payable to the executive. If an executive terminates employment for “Good Reason,” the executive is entitled to certain benefits, including those set forth in (3) or (4) below, depending on whether a change of control has occurred. Prior to the amendment, “Good Reason” meant the following:

(a)	The material breach by Petrohawk of any of its obligations under the employment agreement that goes uncured thirty (30) days after written notice by Executive to Petrohawk to such effect; or

(b)	A reduction in the Base Compensation payable to the Executive; or

(c)	Any material diminution of Executive’s position with Petrohawk including Executive’s status, office, title, responsibilities and reporting requirements; or

(d)	The failure by Petrohawk to continue in effect any compensation or benefit plan in which the Executive participates and which is material to the Executive’s total compensation unless an equitable arrangement has been made with respect to such plan; or

(e)	Any occurrence which causes the Executive to have, as his principal place of employment, a location other than the metropolitan area of Houston, Texas.

(3)	The amendments modified the benefits payable to the executive (i) upon termination of employment by the executive within a two-year period after a change of control or (ii) upon termination of the executive’s employment by Petrohawk without “Cause” within a two-year period after a change of control as follows:

(a)	Each amendment provides that upon such a termination, Petrohawk will pay the executive an amount equal to the greater of (i) a pro rata amount of the executive’s target bonus for the year in which the date of termination occurs, or (ii) a bonus for such year as may be determined by the compensation committee or the board of directors in their sole discretion. The target bonus is a bonus amount that is determined at the beginning of a year by the compensation committee, the payment of which is normally determined by the compensation committee, in its sole discretion, at the end of the year. Prior to the amendment, the executive was not entitled to receive a bonus upon such a termination; and

(b)

Each amendment changed the calculation of the executive’s severance payments upon such a termination to an amount equal to the sum of (i) an amount equal to two (2) times the greater of (A) the executive’s annual base salary in effect as of date of termination, or (B) the executive’s annual base salary in effect immediately preceding the change of control; plus (ii) an amount equal to two (2) times the greater of (1) the amount of any cash bonus payable to the executive for the year in which the date of termination falls (provided that if the executive’s bonus for such year has not been determined as of the date of termination, then the amount of the bonus shall be determined as if the executive earned 100% of the targeted bonus for such year, to the extent such targeted bonus exists) or (2) the amount of the cash performance bonus paid to the executive for services rendered during the calendar year immediately prior to the year in which the change of control occurs. Prior to the amendment, such severance payments were equal to two (2) times the amount of the highest “Total Compensation” paid to the executive in any calendar year during the executive’s employment with Petrohawk. “Total Compensation” was defined as the executive’s base salary and bonuses paid.

(c)	Each amendment provides that if, prior to the change in control, a bonus for the executive has been determined for the year immediately preceding the year in which the change in control occurs but has not yet been paid, then the executive shall receive a bonus payment for such year in the amount so determined. Each amendment also provides that if, prior to the change in control, a bonus for the executive has not been paid or determined for the year immediately preceding the year in which the change of control occurs, then the executive shall receive a bonus payment for such preceding year in an amount equal to the greater of (i) 100% of executive’s targeted bonus payment for such year or (ii) the bonus for such preceding year determined after the change in control by the compensation committee or the board of directors pursuant to the terms of the bonus plan in effect immediately prior to the change in control. Prior to the amendment, the executive was not entitled to receive such a bonus upon a termination; and

(4)	The amendments modified the benefits payable to the executive upon (i) termination of employment by the executive for Good Reason (not in connection with a change in control) or (ii) termination of employment by Petrohawk without Cause (not in connection with a change in control) as follows:

(a)	Each amendment provides that upon such a termination, Petrohawk will pay the executive an amount equal to the greater of (i) a pro rata amount of the executive’s targeted bonus for the year in which the date of termination occurs, or (ii) a bonus for such year as may be determined by the compensation committee or the board of directors in their sole discretion. Prior to the amendment, the executive was not entitled to receive a bonus upon such a termination; and

(b)	Each amendment changed the calculation of the executive’s severance payments upon such a termination to an amount equal to the sum of (i) an amount equal to one (1) times the greater of (A) the executive’s annual base salary in effect as of date of termination, or (B) the executive’s annual base salary in effect immediately preceding the termination; plus (ii) an amount equal to one (1) times the greater of (1) the amount of any cash bonus payable to the executive for the year in which the date of termination falls (provided that if the executive’s bonus for such year has not been determined as of the date of termination, then the amount of the bonus shall be determined as if the executive earned 100% of the targeted bonus for such year, to the extent such targeted bonus exists) or (2) the amount of the cash performance bonus paid to the executive for services rendered during the calendar year immediately prior to the year in which the termination occurs. Prior to the amendment, such severance payments were equal to the amount of the highest “Total Compensation” paid to the executive in any calendar year during the executive’s employment with Petrohawk.

The description of the employment agreement amendments set forth above is qualified in its entirety by reference to the full and complete terms thereof set forth in Exhibit 10.1 to this Current Report on Form 8-K.

As disclosed above, Mark J. Mize entered into an amendment to his employment agreement with Petrohawk. Mr. Mize’s original employment agreement was executed on July 11, 2006, which was prior to his becoming the Executive Vice President- Chief Financial Officer and Treasurer of Petrohawk. Mr. Mize’s prior employment agreement was based on the form executive officer employment agreement filed as Exhibit 10.22 of Petrohawk’s Quarterly Report on Form 10-Q filed August 9, 2006, which exhibit is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is furnished as part of this Current Report on Form 8-K:

10.1	Form Amendment to Employment Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Petrohawk has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROHAWK ENERGY CORPORATION

Date: September 7, 2007	By:	/s/ Mark J. Mize
Mark J. Mize
Executive Vice President- Chief Financial Officer and Treasurer

EXHIBIT INDEX

10.1	Form Amendment to Employment Agreement